Exhibit 10.19
FIRST AMENDMENT
TO THE
FIRSTMERIT CORPORATION
2008 EXCESS BENEFIT PLAN
     WHEREAS, FirstMerit Corporation (the “Company”) adopted the 2008 Excess Benefit Plan (the “Plan”), effective as of January 1, 2008;
     WHEREAS, pursuant to Section 12.07 of the Plan, the Company may amend the Plan at any time without participant consent unless the amendment retroactively reduces any amounts allocated to participants’ accounts; and
     WHEREAS, the Company desires to amend the Plan to reflect certain administrative practices with respect to contributions by the Company to participants’ accounts, pursuant to the terms and conditions of this Amendment.
     NOW, THEREFORE, the Company hereby amends the Plan, effective as of December 31, 2008, as follows:
1. Section 1.26 of the Plan is hereby amended by adding the following to the end thereof:
Notwithstanding the foregoing, in the event of a Participant’s death, Disability or Retirement, any Supplemental Matching Contribution made pursuant to Article 3 of the Plan in the Plan Year in which the Participant dies, becomes Disabled or Retires shall consist of only matching contributions that can be determined as of the date of the Participant’s death, Disability or Retirement.
IN WITNESS WHEREOF, this Amendment is hereby adopted effective as of the date set forth above.

FIRSTMERIT CORPORATION

By:	/s/ Christopher J. Maurer

Print Name: Christopher J. Maurer
Its: Executive Vice President — H.R.
Date: December 30, 2008